CERTIFICATE OF AMENDMENT

                       TO ARTICLES OF INCORPORATION OF

                        SAINT ANDREWS GOLF CORPORATION

                             CHANGING ITS NAME TO

                          ALL-AMERICAN SPORTPARK, INC.

     Saint Andrews Golf Corporation, a corporation organized and existing under the Nevada General Corporation Law, does hereby certify as follows:

     FIRST: ARTICLE I of the Articles of Incorporation is hereby amended to read as follows:

                               "ARTICLE I

     NAME:  The name of the Corporation is All-American SportPark, Inc. "

     SECOND: The foregoing Amendment was adopted by written unanimous consent of the Board of Directors of the Corporation on October 26, 1998, in accordance with the provisions of Section 78.315 of the Nevada General Corporation Law.

     THIRD: The foregoing Amendment was adopted by Stockholders holding at least a majority of the voting power of the Corporation on December 7, 1998, in accordance with the provisions of Section 78.390 of the Nevada General Corporation Law.

     IN WITNESS WHEREOF, Saint Andrews Golf Corporation has caused this Certificate of Amendment to be signed and acknowledged by its President and Secretary this 7th day of December 1998.

                               SAINT ANDREWS GOLF CORPORATION
                               (Changing its name to All-American
                                  SportPark, Inc)


                               By: /s/ Ronald S. Boreta
ATTEST:                           Ronald S. Boreta, President


/s/ Ronald S. Boreta
Ronald S. Boreta, Secretary




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STATE OF COLORADO )
                  ) ss.
COUNTY OF DENVER  )

     I, Virginia M. Anglada, a Notary Public, hereby certify that on the 7th day of December 1998, personally appeared before me Ronald S. Boreta, who being by me first duly sworn, declared that he signed the foregoing document as both President and Secretary of the corporation named therein and that he is above the age of eighteen years and that the statements contained therein are true and correct to the best of his knowledge and belief.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                    /s/ Virginia M. Anglada
                                    Notary Public
[ S E A L ]
                                    My commission expires: 4/21/2002